Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Exodus Movement, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.000001 per share (1)	Rule 457(a) (4)	1,973,290 (7)	$36.84	$72,696,003.60	$153.10 per $1,000,000	$11,129.76
Equity	Class B common stock, par value $0.000001 per share (2)	Rule 457(a) (5)	928,016 (8)	$2.40	$2,227,238.40	$153.10 per $1,000,000	$340.99
Equity	Class A common stock, par value $0.000001 per share (3)	Rule 457(a) (6)	928,016 (9)	—	—	—	—
Total Offering Amounts					$74,923,242.00		$11,470.75
Total Fee Offsets							—
Net Fee Due							$11,470.75
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), that may be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A Common Stock.
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class B common stock, par value $0.000001 per share (the “Class B Common Stock”), that may be issued pursuant to the outstanding stock options under the Registrant’s 2019 Equity Incentive Plan (the “Outstanding Options”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class B Common Stock.
(3)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Class A Common Stock that may be issued pursuant to the Outstanding Options, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A Common Stock.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on the average of the high and low sale prices of the Class A Common Stock, as quoted on over-the-counter markets, on December 16, 2024.
(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) of the Securities Act and based on the weighted-average exercise price for the Outstanding Options.
(6)
Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock (a convertible security)

being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of such Class B Common Stock.
(7)
Represents 1,973,290 shares of Class A Common Stock to be registered and available for grant under the 2021 Plan.
(8)
Represents 928,016 shares of Class B Common Stock issuable upon the exercise of the Outstanding Options.

(9) Represents 928,016 shares of Class A Common Stock issuable upon conversion, on a one-for-one basis, of shares of Class B Common Stock issuable upon the exercise of the Outstanding Options.